UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2005 (October 24, 2005)

Affordable Residential Communities Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31987	84-1477939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street, Suite 900, Denver, Colorado, 80203

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code: 303-383-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Amendment to a Material Agreement.

Effective October 24, 2005, Affordable Residential Communities LP (“Operating Partnership”) and Merrill Lynch Mortgage Capital Inc. (“Lender”) amended the Second Amended and Restated Guaranty (“Guaranty”) made by the Operating Partnership in favor of the Lender on April 6, 2004 (“Amendment No. 1”).  The Guaranty, as amended by Amendment No. 1, guaranties the payment and performance by Enspire Finance, LLC (“Enspire”), a subsidiary of the Operating Partnership, under that certain Master Repurchase Agreement dated February 18, 2004, as amended, by and between Enspire and Lender.   Affordable Residential Communities Inc. is the sole general partner of, and conducts substantially all of its operations through, the Operating Partnership, holding a 94.8% ownership interest in the Operating Partnership as of June 30, 2005.

Amendment No. 1 amends the tangible net worth covenant contained in the Guaranty as follows: (i) ARC must, as of the end of each fiscal quarter, maintain a tangible net worth of not less than (a) $425 million on and after September 30, 2005 through and including December 31, 2006; (b) $385 million on and after January 1, 2007 through and including December 31, 2007; and (c) $355 million on and after January 1, 2008 through and including September 30, 2008. A breach of any of these covenants would result in a default under Amendment No. 1.

A copy of Amendment No. 1 is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.  The preceeding description of Amendment No. 1 set forth above is qualified in its entirety by reference to such Exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

Exhibit 10.1	Amendment No. 1 to the Second Amended and Restated Guaranty, dated as of October 24, 2005, made by Affordable Residential Communities LP in favor of Merrill Lynch Mortgage Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2005

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

	By:	/s/ Scott L. Gesell
Scott L. Gesell
Executive Vice President